Exhibit T3B.1

CEDC FINANCE CORPORATION INTERNATIONAL, INC.

BY-LAWS

ARTICLE I

Meetings of Stockholders

Section 1.1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year on such date, and at such time and place within or without the State of Delaware, as may be designated by the Board of Directors, except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the “DGCL”) to be taken at a stockholders’ annual meeting are taken by written consent in lieu of meeting pursuant to Article X.

Section 1.2 Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors to be held on such date, and at such time and place within or without the State of Delaware, as the Board of Directors shall direct. A special meeting of the stockholders shall be called by the president or the secretary of the Corporation whenever stockholders owning a majority of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the president or the secretary of the Corporation.

Section 1.3 Notice of Meeting. Notice of every meeting of stockholders stating the date and time when, and the place where, such meeting is to be held, shall be delivered either personally or by mail, telex, telegraph, cable, telegram, facsimile transmission, email, radio or other telephonic transmission, to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting, except as otherwise provided by law. The purpose or purposes for which such meeting is called may, in the case of an annual meeting, and shall in the case of a special meeting, also be stated in such notice. If mailed, such notice shall be directed to a stockholder at such stockholder’s address as it shall appear on the stock books of the Corporation, unless such stockholder shall have filed with the president or secretary of the Corporation a written request that notices intended for such stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or these By-Laws, a waiver thereof, signed by the stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a stockholder at the meeting shall be deemed equivalent to a written waiver of notice of such meeting.

Section 1.4 Quorum. The presence in any meeting of stockholders, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.

Section 1.5 Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of a meeting of stockholders, may adjourn such meeting from time to time until a quorum shall be present.

Section 1.6 Organization.

(a) Unless otherwise determined by the Board of Directors, at each meeting of stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

i. the Chairman, if any;

ii. the Chief Executive Officer;

iii. the President;

iv. any director, officer or stockholder designated by the Board of Directors to act as chairman of such meeting and to preside thereat if the Chairman, the Chief Executive Officer or the President shall be absent from such meeting; or

v. a stockholder of record who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

(b) The Secretary or, if he shall be presiding over such meeting in accordance with the provisions of this Section 1.6 or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

Section 1.7 Voting. Directors shall be chosen by a plurality of the votes cast at the election, and, except as otherwise provided by law or by the Certificate of Incorporation, all other questions shall be determined by a majority of the votes cast on such question.

Section 1.8 Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by such stockholder’s duly authorized attorney.

Section 1.9 Judges of Election. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may property come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

ARTICLE II

Board of Directors

Section 2.1 Number. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them). The first Board of Directors and subsequent Boards of Directors shall consist of two directors until changed as herein provided.

Section 2.2 Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.3. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until such Director’s successor shall have been elected and qualified or until such Director’s earlier death, resignation or removal in the manner hereinafter provided.

Section 2.3 Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, resignation or removal, or as the result of an increase in the number of directorships, a majority of the directors then in office, or a sole remaining director, though less than a quorum, may fill any such vacancy.

Section 2.4 Regular Meetings. A regular meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before such meeting, within thirty days after each annual meeting of stockholders. The Board of Directors by resolution may provide for the holding of other regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be given promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to such director at such director’s residence or usual place of business, or delivered to such director personaly or by mail, telex, telegraph, cable, telegram, facsimile transmission, email, radio or other telephonic transmission.

Section 2.5 Special Meetings. Special meetings of the Board of Directors shall be held upon call by or at the direction of the president or the secretary of the Corporation. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held, or delivered to such director personally or by mail, telex, telegraph, cable, telegram, facsimile transmission, email, radio or other telephonic transmission, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Certificate of Incorporation or these By-Laws.

Section 2.6 Waiver of Notice. Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or these By-Laws, a waiver thereof, signed by the director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall be deemed equivalent to a written waiver of notice of such meeting.

Section 2.7 Quorum and Manner of Acting. At each meeting of the Board of Directors the presence of a majority of the total number of members of the Board of Directors as constituted from time to time shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board of Directors consists of one or two directors, then the one or two directors, respectively, shall constitute a quorum. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present nay decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. The Board of Directors may also act without a meeting so long as such action is taken with the unanimous written consent of the Board of Directors.

Section 2.8 Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 2.9 Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 2.10 Removal of Directors. At any special meeting of the stockholders, duly called as provided in these By-Laws, any director or directors may be removed from office, either with or without cause, as provided by law. At such meeting a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.3.

Section 2.11 Compensation of Directors. Directors shall receive such reasonable compensation for their services whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12 General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these By-Laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these By-Laws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Notwithstanding anything in these By-Laws to the contrary, except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors’ power to manage the business and affairs of the Company, and no By-Law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

ARTICLE III

Committees of the Board

Section 3.1 Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of such committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these By-Laws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be a Director or an officer of the Corporation.

Section 3.2 Executive Committee. If an Executive Committee is designated by the Board of Directors in accordance with the provisions of Section 3.1 hereof, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-Laws of the Corporation, declaring a dividend or authorizing the issuance of stock. The provisions of Article III of there By-Laws shall apply to the Executive Committee.

Section 3.3 Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one of its members. Except as otherwise provided by law, notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to such member at such member’s residence or usual place of business, at least two days before the day on which the meeting is to be held, or delivered to him personally or by mail, telex, telegraph, cable, telegram, facsimile transmission, email, radio or other telephonic transmission, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these By-Laws.

Notice of any meeting of a committee need not be given to any member thereof who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing. Each committee shall keep a record of its proceedings.

Section 3.4 Quorum and Manner of Acting. At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of these By-Laws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

Section 3.5 Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6 Removal. Any member of any committee may be removed at any time with or without cause by the Board of Directors.

Section 3.7 Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

Section 3.8 Compensation. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Officers

Section 4.1 Officers. The principal officers of the Corporation shall be a President, a Chief Financial Officer, if one is appointed (and any references to the Chief Financial Officer shall not apply if a Chief Financial Officer has not been appointed), one or more Vice Presidents, if one or more is appointed (and any references to a Vice President shall not apply if a Vice President has not been appointed) and a Secretary, and may include such other officers as the Board of Directors may appoint. Any two or more offices may be held by the same person.

Section 4.2 Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 4.3) shall be elected by the Board of Directors. Each such officer shall hold such office until such officer’s successor shall have been elected and shall qualify, or until such officer’s death, or until such officer shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in Section 4.5.

Section 4.3 Subordinate Officers and Agents. The Board of Directors may delegate to any officer or agent the power to appoint any subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 4.4 Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors, and the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5 Removal. Any officer may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 4.3 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors present at such meeting, or at any time by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Section 4.6 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for regular election or appointment to such office.

Section 4.7 General Duties of Officers. Each officer shall perform those duties and have such powers as from time to time may be assigned to him by the Board of Directors.

Section 4.8 Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 4.3. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE V

Execution of Instruments and

Deposit of Corporate Funds

Section 5.1 Execution of Instruments Generally. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

Section 5.2 Borrowing. No loans or advance shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless end except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign end deliver the same and do every act and thing necessary or proper in connection therewith.

Section 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

Section 5.4 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

Section 5.5 Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or by any other person or persons thereunto authorized by the Board of Directors.

Section 5.6 Other Contracts and Instruments. All Other contracts and instruments binding the Corporation shall be executed in the name and on the behalf of the Corporation by those officers, employees or agents of the Corporation as may be authorized by the board of Directors. That authorization may be general or confirmed to specific instances.

ARTICLE VI

Record Dates

Section 6.1 Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall he entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

ARTICLE VII

Corporate Seal

Section 7.1 Corporate Seal. The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE VIII

Fiscal Year

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

ARTICLE IX

Amendments

Section 9.1 Amendments. All By-Laws of the Corporation may be amended or repealed, and new By-Laws may be made, by an affirmative majority of the votes cast at any annual or special stockholders’ meeting by holders of outstanding shares of stock of the Corporation entitled to vote, or by an affirmative vote of a majority of the directors present at any organizational, regular, or special meeting of the Board of Directors.

ARTICLE X

Action Without A Meeting

Section 10.1 Action Without A Meeting. Any action which might have been taken under these By-Laws by a vote of the stockholders at a meeting thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be individually signed and dated by the holders of outstanding shares of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that no written consent will be effective unless the necessary number of written consents is delivered to the Corporation within sixty days of the earliest delivered consent to the Corporation, and provided further that prompt notice shall be given to those stockholders who have not so consented if less than unanimous written consent is obtained. Any action which might have been taken under these By-Laws by vote of the directors at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or such committee.

ARTICLE XI

Indemnification

Section 11.1 Authorization of Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 11.2 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 11.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 11.2 Right of Claimant to Bring Action Against the Corporation. If a claim under Section 11.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 11.l but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Delaware General Corporation Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.3 Non-exclusivity. The rights to indemnification and advance payment of expenses provided by Section 11.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 6.4 Survival of Indemnification. The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 11.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall insure to the benefit of the personal representatives, heirs, executors and administrators of such person.

Section 6.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.